Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007, accompanying the consolidated financial statements of ICF International, Inc., and Subsidiaries included in ICF International, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

McLean, Virginia
April 12, 2007